Exhibit 10.3

IGNYTA, INC.

SEVERANCE AND CHANGE IN CONTROL SEVERANCE PLAN

AND SUMMARY PLAN DESCRIPTION

1. Introduction. The purpose of this Ignyta, Inc., Severance and Change in Control Severance Plan (the “Plan”) is to provide assurances of specified severance benefits to eligible employees of the Company whose employment is subject to being involuntarily terminated by the Company other than for Cause under the circumstances described in the Plan, including, but not limited to, following a Change in Control of the Company. The Company recognizes that the potential of a Change in Control can be a distraction to employees and can cause such employees to consider alternative employment opportunities. The Plan is intended to (i) assure that the Company will have continued dedication and objectivity of key employees, notwithstanding the possibility, threat or occurrence of a Change in Control and (ii) provide such employees with an incentive to continue their employment and to motivate them to maximize the value of the Company prior to and following a Change in Control for the benefit of its stockholders. This Plan is an “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended. This document constitutes both the written instrument under which the Plan is maintained and the required summary plan description for the Plan.

2. Important Terms. To help you understand how this Plan works, it is important to know the following terms:

2.1 “Administrator” means the Compensation Committee of the Board or another duly constituted committee of members of the Board, or officers of the Company as delegated by the Board, or any person to whom the Administrator has delegated any authority or responsibility pursuant to Section 12, but only to the extent of such delegation.

2.2 “Base Pay” means a Covered Employee’s regular straight-time salary as in effect during the last regularly scheduled payroll period immediately preceding the date on which an Involuntary Termination occurs. Base Pay does not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means (i) the Covered Employee’s failure to perform the duties and responsibilities of his or her position after there has been delivered to the Covered Employee a written demand for performance from the Company’s Chief Executive Officer (or the Board, in the case of the Chief Executive Officer) which describes the basis for the Chief Executive Officer’s belief that the Covered Employee has not performed his or her duties and the Covered Employee has not corrected such failure within thirty (30) days of such written demand; (ii) any act of personal dishonesty taken by the Covered Employee in connection with his or her responsibilities as an employee of the Company; (iii) the Covered Employee’s conviction of, or plea of nolo contendere to, a felony; (iv) a breach of any fiduciary duty owed to the Company by the Covered Employee; (v) the Covered Employee being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not the Covered Employee admits or denies liability); (vi) the Covered Employee (A) obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence, or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”); however, the Covered Employee’s failure to waive attorney-client privilege relating to communications with the Covered Employee’s own attorney in connection with an Investigation will not constitute “Cause”; or (vii) the Covered Employee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by his or her position or the Covered Employee’s loss of any governmental or self-regulatory license that is reasonably necessary for the Covered Employee to perform his or her responsibilities to the Company, if (A) the disqualification, bar or loss continues for more than thirty (30) days, and (B) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced, it being understood that while any disqualification, bar or loss continues during the Covered Employee’s employment, the Covered Employee will serve in the capacity contemplated by his or her position to whatever extent legally permissible and, if the Covered Employee’s service in the capacity contemplated by his or her position is not permissible, the Covered Employee will be placed on leave (which will be paid to the extent legally permissible).

2.5 “Change in Control” means a “Corporate Transaction” as such term is defined under the Company’s Amended and Restated 2011 Stock Incentive Plan.

2.6 “Change in Control Determination Period” means the time period beginning with the Change in Control and ending twelve (12) months following the Change in Control.

2.7 “Change in Control Severance Benefits” means the compensation and other benefits the Covered Employee will be provided pursuant to Section 5.

2.8 “Company” means Ignyta, Inc., a Nevada corporation, and any successor.

2.9 “Covered Employee” means an employee of the Company or any parent or subsidiary of the Company who has been designated by the Administrator to participate in the Plan as shown on Appendix A, attached hereto, and has executed and delivered a Participation Agreement to the Company.

2.10 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.11 “Effective Date” means December 16, 2013.

2.12 “Equity Compensation Awards” means, with respect to a Covered Employee, the Covered Employee’s unvested equity compensation awards outstanding on the date of the Change in Control. For the sake of clarity, nothing herein will be deemed to extend the maximum term of a Covered Employee’s stock appreciation rights or stock options as set forth in the applicable stock appreciation rights or option agreements by and between the Covered Employee and the Company.

2.13 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.14 “Involuntary Termination” means a termination of employment of a Covered Employee under the circumstances described in Section 4.1 and Section 5.1, as applicable.

2.15 “Participation Agreement” means the individual agreement (a form of which is shown in Appendix B) provided by the Administrator to an employee of the Company designating such employee as a Covered Employee under the Plan, which has been signed and accepted by the employee.

2.16 “Plan” means the Ignyta, Inc. Severance and Change in Control Severance Plan, as set forth in this document, and as hereafter amended from time to time.

2.17 “Section 409A Limit” means the lesser of two (2) times: (i) the Covered Employee’s annualized compensation based upon the annual rate of pay paid to the Covered Employee during his or her taxable year preceding the Covered Employee’s taxable year in which the Covered Employee’s separation from service occurs as determined under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Covered Employee’s employment is terminated.

2.18 “Severance Benefits” means the compensation and other benefits the Covered Employee will be provided pursuant to Section 4.

2.19 “Target Bonus” means, with respect to a Covered Employee, the Covered Employee’s target bonus pursuant to the Company’s applicable corporate bonus plan (i) at the annualized rate in effect for the fiscal year in which the Covered Employee’s Involuntary Termination occurs and (ii) assuming one hundred percent (100%) achievement of the Covered Employee’s and the Company’s performance objectives, if any. Notwithstanding the foregoing, the Covered Employee’s Target Bonus for purposes of the Plan shall be deemed to be the amount received as a bonus by the Covered Employee for the Company’s fiscal year preceding the date of the Covered Employee’s termination of employment if a target bonus has not been established for the then current fiscal year.

2.20 “Tier 1 Covered Employee” means the Chief Executive Officer of the Company and who has been designated by the Administrator under Tier 1 as shown on Appendix A attached hereto.

2.21 “Tier 2 Covered Employee” means a C-level employee of the Company and who has been designated by the Administrator under Tier 2 as shown on Appendix A attached hereto.

2.22 “Tier 3 Covered Employee” means a Vice President-level employee of the Company and who has been designated by the Administrator under Tier 3 as shown on Appendix A attached hereto.

3. Eligibility for Severance Benefits and Change in Control Severance Benefits. An individual is eligible for the Severance Benefits or the Change in Control Severance Benefits under the Plan, in the amount set forth in Section 4 or Section 5, respectively, only if he or she is a Covered Employee on the date he or she experiences an Involuntary Termination.

4. Severance Benefits.

4.1 Involuntary Termination Other Than During the Change in Control Determination Period. If, at any time before or after the Change in Control Determination Period, the Company (or any parent or subsidiary of the Company) terminates such Covered Employee’s employment other than for Cause (and, for the sake of clarity, other than due to death or Disability), then, subject to the Covered Employee’s compliance with Section 7, the Covered Employee shall receive the following Severance Benefits from the Company:

4.1.1 Cash Severance Benefits.

4.1.1.1 Tier 1 Covered Employee. If the Covered Employee is a Tier 1 Covered Employee, he or she shall be entitled to receive continuation of the Covered Employee’s Base Pay for a period of twelve (12) months following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service), paid in equal installments in accordance with the regular payroll practices of the Company;

4.1.1.2 Tier 2 Covered Employee. If the Covered Employee is a Tier 2 Covered Employee, he or she shall be entitled to receive continuation of the Covered Employee’s Base Pay for a period of nine (9) months following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service), paid in equal installments in accordance with the regular payroll practices of the Company; and

4.1.1.3 Tier 3 Covered Employee. If the Covered Employee is a Tier 3 Covered Employee, he or she shall be entitled to receive continuation of the Covered Employee’s Base Pay for a period of six (6) months following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service), paid in equal installments in accordance with the regular payroll practices of the Company.

4.1.2 Continued Medical Benefits. If the Covered Employee, and any spouse and/or dependents of the Covered Employee (“Family Members”), has coverage on the date of the Covered Employee’s Involuntary Termination under a group health plan sponsored by the Company, the Company will pay the total applicable premium cost for continued group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. Sections 1161-1168; 26 U.S.C. Section 4980B(f), as amended, and all applicable regulations (referred to collectively as “COBRA”), provided that the Covered Employee is eligible for and validly elects to continue coverage under COBRA for the Covered Employee and his Family Members as follows:

4.1.2.1 Tier 1 Covered Employee. For a period of up to twelve (12) months;

4.1.2.2 Tier 2 Covered Employee. For a period of up to nine (9) months; and

4.1.2.3 Tier 3 Covered Employee. For a period of up to six (6) months.

Notwithstanding the foregoing, in the event that the Company determines, in its sole discretion, that the Company may be subject to a tax or penalty pursuant to Section 4980D of the Code as a result of providing some or all of the payments described in this Section 4.1.2, the Company may reduce or eliminate its obligations under this Section 4.1.2 to the extent it deems necessary, with no offset or other consideration required.

5. Change in Control Severance Benefits.

5.1 Involuntary Termination in Connection with a Change in Control. If, at any time within the Change in Control Determination Period, the Company (or any parent or subsidiary of the Company) terminates such Covered Employee’s employment other than for Cause (and, for the sake of clarity, other than due to death or Disability), then, subject to the Covered Employee’s compliance with Section 7, the Covered Employee shall receive the following Change in Control Severance Benefits from the Company:

5.1.1 Cash Severance Benefits.

5.1.1.1 Tier 1 Covered Employee. If the Covered Employee is a Tier 1 Covered Employee, he or she shall be entitled to the sum of (i) 1.5 times the Covered Employee’s annualized Base Pay and (ii) 1.5 times the Covered Employee’s Target Bonus, paid in equal installments in accordance with the regular payroll practices of the Company for a period of eighteen (18) months following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service);

5.1.1.2 Tier 2 Covered Employee. If the Covered Employee is a Tier 2 Covered Employee, he or she shall be entitled to the sum of (i) one (1) times the Covered Employee’s annualized Base Pay and (ii) one (1) times the Covered Employee’s Target Bonus, paid in equal installments in accordance with the regular payroll practices of the Company for a period of twelve (12) months following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service); and

5.1.1.3 Tier 3 Covered Employee. If the Covered Employee is a Tier 3 Covered Employee, he or she shall be entitled to the sum of (i) 0.75 times the Covered Employee’s annualized Base Pay and (ii) 0.75 times the Covered Employee’s Target Bonus, paid in equal installments in accordance with the regular payroll practices of the Company for a period of nine (9) months following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service).

5.1.2 Continued Medical Benefits. If the Covered Employee, and any Family Members, has coverage on the date of the Covered Employee’s Involuntary Termination under a group health plan sponsored by the Company, the Company will pay the total applicable premium cost for continued group health plan coverage under the COBRA, provided that the Covered Employee is eligible for and validly elects to continue coverage under COBRA for the Covered Employee and his Family Members as follows:

5.1.2.1 Tier 1 Covered Employee. For a period of up to eighteen (18) months;

5.1.2.2 Tier 2 Covered Employee. For a period of up to twelve (12) months; and

5.1.2.3 Tier 3 Covered Employee. For a period of up to nine (9) months.

Notwithstanding the foregoing, in the event that the Company determines, in its sole discretion, that the Company may be subject to a tax or penalty pursuant to Section 4980D of the Code as a result of providing some or all of the payments described in this Section 5.1.2, the Company may reduce or eliminate its obligations under this Section 5.1.2 to the extent it deems necessary, with no offset or other consideration required.

5.1.3 Equity Award Accelerated Vesting. One hundred percent (100%) of the Covered Employee’s Equity Compensation Awards automatically shall accelerate and all restrictions or repurchase rights applicable thereto shall immediately lapse so as to become fully vested and exercisable. The period over which such Equity Compensation Awards may be exercised shall be governed by the applicable provisions of the Company’s stock plans and related award agreements. In addition, the Covered Employee shall enjoy any additional rights provided under the terms of an Equity Compensation Award, including but not limited to the terms of the Company’s Amended and Restated 2011 Stock Incentive Plan or any other Company equity plan.

6. Parachute Payments. In the event that the severance and other benefits provided for in this Plan or otherwise payable or provided to the Covered Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 6, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Employee’s severance benefits hereunder shall be either

(a) delivered in full, or

(b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Covered Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Covered Employee otherwise agree in writing, any determination required under this

Section 6 shall be made in writing in good faith by the Company’s independent tax accountants immediately prior to the Change in Control (the “Accountants”). In the event of a reduction in accordance with subsection (b) above, the reduction will occur, with respect to such severance and other benefits considered “parachute payments” within the meaning of Section 280G of the Code in a manner designed to maximize the intrinsic value delivered to the Covered Employee by first reducing or eliminating any cash severance benefits, then by reducing or eliminating any accelerated vesting of stock appreciation rights or stock options, then by reducing or eliminating any accelerated vesting of other Equity Compensation Awards, then by reducing or eliminating any other remaining parachute payments.

7. Conditions to Receipt of Severance.

7.1 Release Agreement. As a condition to receiving Severance Benefits or Change in Control Severance Benefits under this Plan, each Covered Employee will be required to sign a waiver and release of all claims arising out of his or her Involuntary Termination and employment with the Company and its subsidiaries and affiliates (the “Release”) in the applicable form attached on Appendix C. The Release will include specific information regarding the amount of time the Covered Employee will have to consider the terms of the Release and return the signed agreement to the Company. In no event will the period to return the Release be longer than sixty (60) days, inclusive of any revocation period set forth in the Release, following the Covered Employee’s Involuntary Termination (the “Release Period”).

7.2 Non-solicitation. As a condition to receiving Severance Benefits or Change in Control Severance Benefits under this Plan, each Covered Employee agrees that the Covered Employee will not solicit any employee of the Company for employment other than at the Company during the Covered Employee’s employment with the Company and for twelve (12) months following his or her termination.

Public solicitation, such as by taking out ads in a newspaper, advertising on the web and the like, not specifically aimed at employees of the Company, will not constitute a breach of this Section 7.2.

7.3 Nondisparagement. During the Covered Employee’s employment with the Company and, for twelve (12) months following his termination, respectively, the Covered Employee and the Company will not knowingly and materially disparage, libel, slander, or otherwise make any materially derogatory statements regarding the other; provided that the Company’s obligations under this Section 7.3 shall apply only to the Company’s executive officers and members of its Board of Directors (the “Board”) who serve in such capacities during the course of the Covered Employee’s employment with the Company and only for so long as each such officer or member of the Board is an employee or director of the Company; provided further that the Company’s obligations under this Section 7.3 extend only to those communications that are made by the above-referenced officers or directors in their capacities as officers or directors of the Company. Notwithstanding the foregoing, nothing contained in the Plan will be deemed to restrict the Covered Employee, the Company or any of the Company’s current or former officers and/or directors from providing information to any governmental or regulatory agency or body (or in any way limit the content of any such information) to the extent they are requested or required to provide such information pursuant a subpoena or as otherwise required by applicable law or regulation, or in accordance with any governmental investigation or audit relating to the Company. Further, nothing contained in this Section 7.3 shall in any way limit the rights or relief that the Covered Employee or Company may have under common law or otherwise with respect to the conduct prohibited in this paragraph.

7.4 Other Requirements. A Covered Employee’s receipt of severance payments pursuant to Section 4.1 or Section 5.1, as applicable, will be subject to the Covered Employee continuing to comply with the provisions of this Section 7 and the terms of any confidential information agreement, proprietary information and inventions agreement and such other appropriate agreement between the Covered Employee and the Company. Benefits under this Plan shall terminate immediately for a Covered Employee if such Covered Employee, at any time, violates any such agreement or the provisions of this Section 7.

8. Timing of Benefits.

8.1 Timing of Severance Benefits. Subject to Section 10 below, the Severance Benefits that are otherwise scheduled to be paid during the Covered Employee’s Release Period that do not constitute Deferred Compensation Separation Benefits (as defined in Section 10 below) will accrue during such Covered Employee’s Release Period and will commence or be paid, as applicable, as soon as administratively practicable but within ten (10) calendar days following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service) or, if later, on the date the Release becomes effective. Subject to Section 10 below, all subsequent payments of Severance Benefits that do not constitute Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Subject to Section 10 below, the Severance Benefits that are otherwise scheduled to be paid during the Covered Employee’s Release Period that do constitute Deferred Compensation Separation Benefits will commence or be paid as applicable, as follows:

8.1.1 If the Covered Employee’s Release Period ends on or before December 15 of the calendar year in which the Covered Employee’s Involuntary Termination occurs, his or her Deferred Compensation Separation Benefits that are otherwise scheduled to be paid during the Covered Employee’s Release Period will accrue during such Covered Employee’s Release Period and will commence or be paid, as applicable, as soon as administratively practicable but within ten (10) calendar days following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service) or, if later, on the date the Release becomes effective;

8.1.2 If the Covered Employee’s Release Period ends after December 15 of the calendar year in which the Covered Employee’s Involuntary Termination occurs, his or her Deferred Compensation Separation Benefits that are otherwise scheduled to be paid during the Covered Employee’s Release Period will accrue during such Covered Employee’s Release Period and will commence or be paid, as applicable, on the later of (a) the first payroll date in the calendar year next following the calendar year of the Covered Employee’s Involuntary Termination or (b) the first payroll date following the date the Release becomes effective; and

8.1.3 All subsequent payments of Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.

8.2 Timing of Change in Control Severance Benefits. Subject to Section 10 below, the Change in Control Severance Benefits that are otherwise scheduled to be paid during the Covered Employee’s Release Period that do not constitute Deferred Compensation Separation Benefits (as defined in Section 10 below) will accrue during such Covered Employee’s Release Period and will commence or be paid, as applicable, as soon as administratively practicable but within ten (10) calendar days following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service) or, if later, on the date the Release becomes effective. Subject to Section 10 below, all subsequent payments of the Change in Control Severance Benefits that do not constitute Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Subject to Section 10 below, the Change in Control Severance Benefits that are otherwise scheduled to be paid during the Covered Employee’s Release Period that do constitute Deferred Compensation Separation Benefits will commence or be paid as applicable, as follows:

8.2.1 If the Covered Employee’s Release Period ends on or before December 15 of the calendar year in which the Covered Employee’s Involuntary Termination occurs, his or her Deferred Compensation Separation Benefits that are otherwise scheduled to be paid during the Covered Employee’s Release Period will accrue during such Covered Employee’s Release Period and will commence or be paid, as applicable, as soon as administratively practicable but within ten (10) calendar days following the date of the Covered Employee’s termination of employment (or, if required by Section 10, the Covered Employee’s separation from service) or, if later, on the date the Release becomes effective;

8.2.2 If the Covered Employee’s Release Period ends after December 15 of the calendar year in which the Covered Employee’s Involuntary Termination occurs, his or her Deferred Compensation Separation Benefits that are otherwise scheduled to be paid during the Covered Employee’s Release Period will accrue during such Covered Employee’s Release Period and will commence or be paid, as applicable, on the later of (a) the first payroll date in the calendar year next following the calendar year of the Covered Employee’s Involuntary Termination or (b) the first payroll date following the date the Release becomes effective; and

8.2.3 All subsequent payments of Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.

9. Non-Duplication of Benefits. Notwithstanding any other provision in the Plan to the contrary, the Severance Benefits and Change in Control Severance Benefits provided are intended to be and are exclusive and in lieu of any other severance and change in control benefits or payments to which the Covered Employee may otherwise be entitled, either at law, tort, or contract, in equity, or under the Plan, in the event of any termination of the Covered Employee’s employment. The Covered Employee will be entitled to no severance and change in control benefits or payments upon a termination of employment that constitute an Involuntary

Termination other than those benefits expressly set forth herein and those benefits required to be provided by applicable law or as negotiated in accordance with applicable law. Notwithstanding the foregoing, if the Covered Employee is entitled to any benefits other than the benefits under the Plan by operation of applicable law or as negotiated in accordance with applicable law, his or her benefits under the Plan shall be reduced by the value of the benefits the Covered Employee receives by operation of applicable law or as negotiated in accordance with applicable law, as determined by the Administrator in its discretion.

10. Section 409A.

10.1 Notwithstanding anything to the contrary in the Plan, no Deferred Compensation Separation Benefits (as defined below) or other severance benefits that are exempt from Section 409A (as defined below) pursuant to Treasury Regulation Section 1.409A-1(b)(9) will become payable until the Covered Employee has a “separation from service” within the meaning of Section 409A of the Code and the final regulations and any guidance promulgated thereunder (“Section 409A”). Further, if the Covered Employee is subject to Section 409A and is a “specified employee” within the meaning of Section 409A at the time of the Covered Employee’s separation from service (other than due to death), then any Deferred Compensation Separation Benefits otherwise due to the Covered Employee on or within the six (6) month period following his or her separation from service will accrue during such six (6) month period and will become payable in a lump sum payment (less applicable withholding taxes) on the date six (6) months and one (1) day following the date of the Covered Employee’s separation from service. All subsequent payments of Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if the Covered Employee dies following his or her separation from service but prior to the six (6) month anniversary of his or her date of separation, then any payments delayed in accordance with this paragraph will be payable in a lump sum (less applicable withholding taxes) to the Covered Employee’s estate as soon as administratively practicable after the date of his or her death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. For purposes of the Plan, “Deferred Compensation Separation Benefits” will mean the severance payments or benefits payable to the Covered Employee, if any, pursuant to the Plan that, when considered together with any other severance payments or separation benefits, is considered deferred compensation under Section 409A.

10.2 Each payment and benefit payable under the Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Any severance payment that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute a Deferred Compensation Separation Benefit. Any severance payment that entitles the Covered Employee to taxable reimbursements or taxable in-kind benefits covered by Section 1.409A-1(b)(9)(v) shall not constitute a Deferred Compensation Separation Benefit. Any severance payment or portion thereof that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit shall not constitute a Deferred Compensation Separation Benefit.

10.3 It is the intent of this Plan to comply with or be exempt from the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Notwithstanding anything to the contrary in the Plan, including but not limited to Section 14, the Company reserves the right to amend the Plan as it deems necessary or advisable, in its sole discretion and without the consent of the Covered Employees, to comply with Section 409A of the Code or to otherwise avoid income recognition under Section 409A of the Code prior to the actual payment of Severance Benefits or Change in Control Severance Benefits or imposition of any additional tax (provided that no such amendment shall materially reduce the benefits provided hereunder).

11. Withholding. The Company will withhold from any Severance Benefits or Change in Control Severance Benefits all federal, state, local and other taxes required to be withheld therefrom and any other required payroll deductions.

12. Administration. The Plan will be administered and interpreted by the Administrator (in his or her sole discretion). The Administrator is the “named fiduciary” of the Plan for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity. Any decision made or other action taken by the Administrator prior to a Change in Control with respect to the Plan, and any interpretation by the Administrator prior to a Change in Control of any term or condition of the Plan, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law. Following a Change in Control, any decision made or other action taken by the Administrator with respect to the Plan, and any interpretation by the Administrator of any term or condition of the Plan, or any related document that (i) does not affect the benefits payable under the Plan shall not be subject to review unless found to be arbitrary and capricious or (ii) does affect the benefits payable under the Plan shall not be subject to review unless found to be unreasonable or not to have been made in good faith. In accordance with Section 2.1, the Administrator may, in its sole discretion and on such terms and conditions as it may provide, delegate in writing to one or more officers of the Company all or any portion of its authority or responsibility with respect to the Plan; provided, however, that any Plan amendment or termination or any other action that could reasonably be expected to increase significantly the cost of the Plan must be approved by the Board or the Compensation Committee of the Board.

13. Eligibility to Participate. To the extent that the Administrator has delegated administrative authority or responsibility to one or more officers of the Company in accordance with Section 2.1 and Section 12, each such officer will not be excluded from participating in the Plan if otherwise eligible, but he or she is not entitled to act or pass upon any matters pertaining specifically to his or her own benefit or eligibility under the Plan. The Administrator will act upon any matters pertaining specifically to the benefit or eligibility of each such officer under the Plan.

14. Amendment or Termination. The Company, by action of the Administrator, reserves the right to amend or terminate the Plan at any time, without advance notice to any Covered Employee and without regard to the effect of the amendment or termination on any Covered Employee or on any other individual. Any amendment or termination of the Plan will be in writing. Notwithstanding the preceding, (a) any amendment to the Plan that causes an individual or group of individuals to cease to be a Covered Employee will not be effective unless it both is approved by the Administrator and communicated to the affected individual in writing prior to the Change in Control Determination Period and (b) once a Covered Employee has incurred an Involuntary Termination, no amendment or termination of the Plan may, without that Covered Employee’s written consent, reduce or alter to the detriment of the Covered Employee, the Severance Benefits payable to that Covered Employee (including, without limitation, imposing additional conditions or modifying the timing of payment). In addition, notwithstanding the preceding, once the Change in Control Determination Period has begun, the Company may not, without a Covered Employee’s written consent, amend or terminate the Plan in any way, nor take any other action, that (a) prevents that Covered Employee from becoming eligible for Change in Control Severance Benefits under the Plan or (b) reduces or alters to the detriment of the Covered Employee the Change in Control Severance Benefits payable, or potentially payable, to a Covered Employee under the Plan (including, without limitation, imposing additional conditions or modifying the timing of payment). Any action of the Company in amending or terminating the Plan will be taken in a non-fiduciary capacity. Notwithstanding anything in the Plan to the contrary, the Plan shall have an initial term of three (3) years commencing on the Effective Date and shall automatically terminate on the third (3rd) anniversary of the Effective Date unless otherwise extended by the Compensation Committee of the Board, in its discretion. For the avoidance of doubt, in the event a Change in Control occurs during the term of the Plan, the Plan shall not terminate until the Change in Control Determination Period has expired and any benefits payable have been paid.

15. Claims Procedure. Any employee or other person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Administrator within ninety (90) days of the earlier of (i) the date the claimant learned the amount of their Severance Benefits or Change in Control Severance Benefits under the Plan or (ii) the date the claimant learned that he or she will not be entitled to any benefits under the Plan. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will also describe any additional information needed to support the claim and the Plan’s procedures for appealing the denial. The denial notice will be provided within ninety (90) days after the claim is received. If special circumstances require an extension of time (up to ninety (90) days), written notice of the extension will be given within the initial ninety (90) day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the claim. The Administrator has delegated the claims review responsibility to the Company’s Head of Human Resources or such other individual designated by the Administrator, except in the case of a claim filed by or on behalf of the Company’s Head of Human Resources or such other individual designated by the Administrator, in which case, the claim will be reviewed by the Company’s Chief Executive Officer.

16. Appeal Procedure. If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Administrator for a review of the decision denying the claim. Review must be requested within sixty (60) days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments in writing. The Administrator will provide written notice of its decision on review within sixty (60) days after it receives a review request. If additional time (up to sixty (60) days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice shall also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA. The Administrator has delegated the appeals review responsibility to the Company’s Vice President, Human Resources, except in the case of an appeal filed by or on behalf of the Company’s Vice President, Human Resources, in which case, the appeal will be reviewed by the Company’s Chief Executive Officer.

17. Source of Payments. All Severance Benefits and Change in Control Severance Benefits will be paid in cash from the general funds of the Company; no separate fund will be established under the Plan, and the Plan will have no assets. No right of any person to receive any payment under the Plan will be any greater than the right of any other general unsecured creditor of the Company.

18. Inalienability. In no event may any current or former employee of the Company or any of its subsidiaries or affiliates sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan. At no time will any such right or interest be subject to the claims of creditors nor liable to attachment, execution or other legal process.

19. No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, any amendment of the Plan, nor the making of any benefit payment hereunder, will be construed to confer upon any individual any right to be continued as an employee of the Company. The Company expressly reserves the right to discharge any of its employees at any time, with or without cause. However, as described in the Plan, a Covered Employee may be entitled to benefits under the Plan depending upon the circumstances of his or her termination of employment.

20. Successors. Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) will assume the obligations under the Plan and agree expressly to perform the obligations under the Plan in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Plan, the term “Company” will include any successor to the Company’s business and/or assets which become bound by the terms of the Plan by operation of law, or otherwise.

21. Applicable Law. The provisions of the Plan will be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the internal substantive laws of the State of California (with the exception of its conflict of laws provisions).

22. Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

23. Headings. Headings in this Plan document are for purposes of reference only and will not limit or otherwise affect the meaning hereof.

24. Indemnification. The Company hereby agrees to indemnify and hold harmless the officers and employees of the Company, and the members of its boards of directors, from all losses, claims, costs or other liabilities arising from their acts or omissions in connection with the administration, amendment or termination of the Plan, to the maximum extent permitted by applicable law. This indemnity will cover all such liabilities, including judgments, settlements and costs of defense. The Company will provide this indemnity from its own funds to the extent that insurance does not cover such liabilities. This indemnity is in addition to and not in lieu of any other indemnity provided to such person by the Company.

25. Additional Information.

Plan Name:	Ignyta, Inc., Severance and Change in Control Severance Plan

Plan Sponsor:	Ignyta, Inc.
11095 Flintkote Avenue, Suite D
San Diego, California 92121

Identification Numbers:	EIN:
PLAN:

Plan Year:	Company’s Fiscal Year

Plan Administrator:	Ignyta, Inc.
Attention: Administrator of the Ignyta, Inc. Severance and Change in Control Severance Plan
11095 Flintkote Avenue, Suite D
San Diego, California 92121
(858) 255-5959

Agent for Service of	Ignyta, Inc.
Legal Process:	Attention: Jonathan Lim, Chief Executive Officer
11095 Flintkote Avenue, Suite D
San Diego, California 92121
(858) 255-5959

Service of process may also be made upon the Administrator.

Type of Plan:	Severance Plan/Employee Welfare Benefit Plan

Plan Costs:	The cost of the Plan is paid by the Employer.

26. Statement of ERISA Rights.

As a Covered Employee under the Plan, you have certain rights and protections under ERISA:

(a) You may examine (without charge) all Plan documents, including any amendments and copies of all documents filed with the U.S. Department of Labor. These documents are available for your review in the Company’s Human Resources Department.

(b) You may obtain copies of all Plan documents and other Plan information upon written request to the Administrator. A reasonable charge may be made for such copies.

In addition to creating rights for Covered Employees, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interests of you and the other Covered Employees. No one, including the Company or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the Plan or exercising your rights under ERISA. If your claim for a severance benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the denial of your claim reviewed. (The claim review procedure is explained in Section 15 and Section 16 above.)

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and to pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim which is denied or ignored, in whole or in part, you may file suit in a federal court. If it should happen that you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.

In any case, the court will decide who will pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim is frivolous.

If you have any questions regarding the Plan, please contact the Administrator. If you have any questions about this statement or about your rights under ERISA, you may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

APPENDIX A

Tier	Name
1	Jonathan Lim
2	Zachary Hornby
3	Jean-Michel Vernier

APPENDIX B

IGNYTA, INC.

SEVERANCE AND CHANGE IN CONTROL SEVERANCE PLAN

PARTICIPATION AGREEMENT

This Participation Agreement (the “Agreement”) with respect to participation in the Ignyta, Inc., Severance and Change in Control Plan (the “Plan”) is made as of [Click and Type Date] by and between Ignyta, Inc. (the “Company”) and [Name] (“Employee”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan.

WHEREAS, the Company has adopted and sponsors the Plan, a copy of which is attached hereto; and

WHEREAS, Employee has been selected to participate in the Plan in accordance with and subject to the terms of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereby agree as follows:

1. Participation. Employee has been designated as a Covered Employee in the Plan, subject to Employee executing this Agreement pursuant to which Employee has agreed to, among other things, (i) waive his or her rights to any severance benefits provided under any other agreement with the Company or arrangement or plan sponsored by the Company and (ii) amend any existing employment or other agreement by and between Employee and the Company pursuant to which Employee is entitled to receive severance benefits to remove the severance provisions from such agreement. The terms and conditions of Covered Employee’s participation in the Plan are as set forth in the Plan and herein.

2. Severance Benefits. Upon satisfaction of the conditions set forth in Section 4 or Section 5 of the Plan, as applicable, Employee will be eligible to receive the Severance Benefits set forth in Section 4.1 of the Plan or the Change in Control Severance Benefits set forth in Section 5.1 of the Plan, as applicable, subject to compliance with Section 7 of the Plan.

3. Condition to Receipt of Benefits. Employee acknowledges and agrees that notwithstanding anything herein, in the Plan, or otherwise to the contrary, Employee shall not be entitled to any payments or benefits from the Company under the Plan or this Agreement in connection with an Involuntary Termination of Employee’s employment with the Company unless Employee has signed and not revoked a waiver and release of claims agreement in a form reasonably satisfactory to the Company. Employee also acknowledges and agrees that receipt of any Severance Benefits or Change in Control Severance Benefits will be subject to Employee’s compliance with the conditions during the time periods set forth in Sections 7.2 through 7.4 of the Plan.

4. Interaction with Other Severance Benefit Plans or Arrangements. The severance and change in control benefits and payments provided under the Plan are intended to be and are exclusive and in lieu of any other severance and change in control benefits and payments to which Employee may otherwise be entitled, either at law, tort, or contract, in equity, or under the

Plan, in the event of any termination of Employee’s employment unless otherwise specifically agreed to by the Employee and the Company in an agreement entered into after the Effective Date of the Plan. Employee agrees that he or she will be entitled to no change in control or severance benefits or payments upon a termination of employment that constitute an Involuntary Termination other than those benefits expressly set forth in the Plan and those benefits required to be provided by applicable law or as negotiated in accordance with applicable law. Employee further agrees to amend any existing employment or other agreement by and between Employee and the Company pursuant to which Employee is entitled to receive severance benefits to remove the severance provisions from such agreement. Notwithstanding the foregoing, if the Employee is entitled to any benefits other than the benefits under the Plan by operation of applicable law or as negotiated in accordance with applicable law, his or her benefits under the Plan shall be reduced by the value of the benefits the Employee receives by operation of applicable law or as negotiated in accordance with applicable law, as determined by the Administrator in its discretion.

5. Additional Provisions.

(a) Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(b) Integration; No Oral Modification. This Agreement and the Plan, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral. This Agreement may only be amended in writing signed by the parties hereto.

(c) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of the Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

(d) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(e) Tax Withholding. All payments made pursuant to the Plan and this Agreement will be subject to withholding of applicable taxes.

(f) Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

By their signatures below, the Company and Employee agree that participation in the Plan is governed by this Agreement and by the provisions of the Plan, a copy of which is attached hereto and made a part of this document. Employee acknowledges receipt of a copy of the Plan, represents that Employee has read and is familiar with its provisions and the provisions of this Agreement, and acknowledges that decisions and determinations by the Administrator under the Plan shall be final and binding on Employee.

(The remainder of this page has been intentionally left blank)

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

IGNYTA, INC.		EMPLOYEE

By:
[Title]
[Name]

APPENDIX C-1

40 and over

SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims is entered into between                     , including its officers, directors, employees, managers, agents, and representatives (“Company”) and                      (“Employee”) pursuant to the Ignyta, Inc., Severance and Change in Control Plan (the “Plan”). The purpose of this Agreement is to arrange a severance of Employee’s employment with Company as contemplated under the Plan.

1. Effective [Date], Employee’s employment ended.

2. Both Employee and Company are entering into this Agreement as a way of concluding the employment relationship between them and of voluntarily settling any dispute or potential dispute that Employee has or might have with Company as of the date this Agreement is signed.

a. In return for Employee agreeing to this Agreement, Company agrees to provide to Employee benefits pursuant to the terms of the Plan.

b. Employee agrees that he/she will not seek nor accept employment with the Company in the future and that the Company is entitled to reject any application for employment made by Employee.

c. Company will not contest Employee’s claim for unemployment insurance benefits.

d. Company, upon request, will disclose only Employee’s job title and dates of employment to prospective employers, and with Employee’s agreement, his/her last wage or salary.

3. In return for these benefits, Employee, for himself/herself and his/her spouse or partner, heirs, executors, representative and assigns, forever releases Company from any and all claims, actions, and causes of action which Employee has or might have concerning his/her employment with Company or the termination of employment, up to the date of the signing of this Agreement. All such claims are forever barred by this Agreement and without regard as to whether those claims are based upon any alleged breach of contract or covenant of good faith and fair dealing; any alleged employment discrimination or other unlawful discriminatory acts, including claims under Title VII, the Fair Employment and Housing Act, the Americans with Disabilities Act, the California Labor Code, the Employee Retirement Income Security Act and the Age Discrimination in Employment Act; any alleged tortious act resulting in physical injury, emotional distress, or damage to reputation or other damages; or any other claim or cause of action as of the date of the signing of this Agreement.

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4. This Agreement does not prohibit Employee from filing a charge, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (EEOC) or participating in any investigation or proceeding conducted by the EEOC. This Agreement does not prohibit Employee from filing or pursuing a claim for workers’ compensation or unemployment insurance, or any other claim that cannot be legally waived under federal or state law.

5. Employee agrees that the benefits described in Paragraph 20, shall constitute the entire amount of monetary consideration provided to him/her under this Agreement and that he/she will not seek any further compensation for any other claimed damages, costs or attorneys fees in connection with the matters encompassed by this Agreement.

6. The parties acknowledge that California Civil Code Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Being fully informed of this provision of the Civil Code, Employee waives any rights under that section, and acknowledges that this Agreement extends to all claims he/she has or might have against Company, whether known or unknown, except claims set forth in Paragraph 5.

7. Employee understands that:

a. He/she has [twenty-one] days in which to consider signing this Agreement;

b. He/she has carefully read and fully understands all of the terms of the Agreement;

c. He/she is, through this Agreement, releasing Company from any and all claims he/she may have against it;

d. He/she knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

e. He/she knowingly and voluntarily intends to be legally bound by this Agreement;

f. He/she was advised and hereby is advised in writing to consult with an attorney of his/her choice prior to signing this Agreement;

g. He/she understands that rights or claims under the Age Discrimination in Employment Act of 1967 that may arise after the date this Agreement is signed are not waived; and

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h. He/she has a full seven days following the signing of this Agreement to revoke it and he/she has been and hereby is advised in writing that this Agreement will not become effective or enforceable until that seven day revocation period has expired and Employee has not revoked the Agreement.

8. This Agreement is in full satisfaction of disputed claims and by entering into this Agreement, Company is in no way admitting liability of any sort. This Agreement, therefore, does not constitute an admission of liability of any kind.

9. Employee agrees that he/she will keep the fact, terms and amount of this Agreement completely confidential and that he/she will not disclose any information concerning this Agreement to anyone. However, Employee may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes. Employee may also disclose to her spouse or partner, and to her tax preparer and/or attorney. Employee agrees to notify such persons of this confidentiality agreement.

10. Employee has had access to confidential, proprietary and/or trade secret information relating to Company’s business. Such information may include, but is not limited to, business strategies, financial reports, computer programs and software, customer information, business plans and operations, sales programs, and other information and records which are owned by Company and are regularly used in the operation of its business. Employee shall not disclose any confidential, proprietary or trade secret information of Company, directly or indirectly, or use any of it in any way. Employee will not remove any files, records, documents, specifications, lists, designs or other items relating to Company business from its premises.

11. Should any provision of this Agreement be determined by any court or arbitrator to be wholly or partially illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected, and said illegal, unenforceable or invalid provisions shall be deemed not to be a part of this Agreement.

12. The parties agree that this document contains their complete and final agreement and that there are no representations, statements, or agreements which have not been included within this document.

13. The parties acknowledge that in signing this Agreement, they do not rely upon and have not relied upon any representation or statement made by any of the parties or their agents with respect to the subject matter, basis or effect of this Agreement, other than those specifically stated in this written Agreement.

14. The parties agree that any dispute regarding the application and interpretation or alleged violation of this Agreement shall be subject to final and binding arbitration before a neutral arbitrator referred by the Judicial Arbitration and Mediation Service (JAMS). That arbitrator shall be selected by the parties from the list of proposed arbitrators referred by JAMS. The losing party to the arbitration will be responsible for paying all costs and attorneys fees.

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EMPLOYEE

Date:

COMPANY

Date:	By:

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APPENDIX C-2

Under 40

SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims is entered into between                     , including its officers, directors, managers, employees, agents, and representatives (“Company”) and                      (“Employee”) pursuant to the Ignyta, Inc., Severance and Change in Control Plan (the “Plan”). The purpose of this Agreement is to arrange a severance of Employee’s employment with Company as contemplated under the Plan.

1. Effective [Date], Employee’s employment ended.

2. Both Employee and Company are entering into this Agreement as a way of concluding the employment relationship between them and of voluntarily settling any dispute or potential dispute that Employee has or might have with Company as of the date this Agreement is signed.

a. In return for Employee agreeing to this Agreement, Company agrees to provide to Employee benefits pursuant to the terms of the Plan.

b. Employee agrees that he/she will not seek nor accept employment with the Company in the future and that Company is entitled to reject any application for employment made by Employee.

c. Company will not contest Employee’s claim for unemployment insurance benefits.

d. Company, upon request, will disclose only Employee’s job title and dates of employment to prospective employers, and with Employee’s agreement, his/her last wage or salary.

3. In return for these benefits, Employee, for himself/herself and his/her spouse, heirs, executors, representative and assigns, forever releases Company from any and all claims, actions, and causes of action which Employee has or might have concerning his/her employment with Company or the termination of employment, up to the date of the signing of this Agreement. All such claims are forever barred by this Agreement and without regard as to whether those claims are based upon any alleged breach of contract or covenant of good faith and fair dealing; any alleged employment discrimination or other unlawful discriminatory acts, including claims under Title VII, the Fair Employment and Housing Act, the Americans with Disabilities Act, the California Labor Code, and the Employee Retirement Income Security Act; any alleged tortious act resulting in physical injury, emotional distress, or damage to reputation or other damages; or any other claim or cause of action as of the date of the signing of this Agreement.

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4. This Agreement does not prohibit Employee from filing a charge, including a challenge to the validity of the Agreement, with the Equal Employment Opportunity Commission (EEOC) or participating in any investigation or proceeding conducted by the EEOC. This Agreement does not prohibit Employee from filing or pursuing a claim for workers’ compensation or unemployment insurance, or any claim which cannot legally be waived under federal or state law.

5. Employee agrees that the payment in Paragraph 3 shall constitute the entire amount of monetary consideration provided to him/her under this Agreement and that he/she will not seek any further compensation for any other claimed damages, costs or attorneys fees in connection with the matters encompassed by this Agreement.

6. The parties acknowledge that California Civil Code Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Being fully informed of this provision of the Civil Code, Employee waives any rights under that section, and acknowledges that this Agreement extends to all claims he/she has or might have against Company, whether known or unknown, except claims set forth in Paragraph 5.

7. Employee understands that:

a. He/she has a reasonable period of time in which to consider signing this Agreement;

b. He/she has carefully read and fully understands all of the terms of the Agreement;

c. He/she is, through this Agreement, releasing Company from any and all claims he/she may have against it;

d. He/she knowingly and voluntarily agrees to all of the terms set forth in this Agreement; and

e. He/she knowingly and voluntarily intends to be legally bound by this Agreement.

8. This Agreement is in full satisfaction of disputed claims and by entering into this Agreement, Company is in no way admitting liability of any sort. This Agreement, therefore, does not constitute an admission of liability of any kind.

9. Employee agrees that he/she will keep the fact, terms and amount of this Agreement completely confidential and that he/she will not disclose any information concerning this Agreement to anyone. However, Employee may make such disclosures to his/her spouse, partner, tax preparer or attorney, or as are required by law and as are necessary for legitimate law enforcement or compliance purposes.

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10. Employee has had access to confidential, proprietary and/or trade secret information relating to Company’s business. Such information may include, but is not limited to, business strategies, financial reports, computer programs and software, customer information, business plans and operations, sales programs, and other information and records which are owned by Company and are regularly used in the operation of its business. Employee shall not disclose any confidential, proprietary or trade secret information of Company, directly or indirectly, or use any of it in any way. Employee will not remove any files, records, documents, specifications, lists, designs or other items relating to Company business from its premises.

11. Should any provision of this Agreement be determined by any court to be wholly or partially illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected, and said illegal, unenforceable or invalid provisions shall be deemed not to be a part of this Agreement.

12. The parties agree that this document contains their complete and final agreement and that there are no representations, statements, or agreements which have not been included within this document.

13. The parties acknowledge that in signing this Agreement, they do not rely upon and have not relied upon any representation or statement made by any of the parties or their agents with respect to the subject matter, basis or effect of this Agreement, other than those specifically stated in this written Agreement.

14. The parties agree that any dispute regarding the application and interpretation or alleged breach of this Agreement shall be subject to final and binding arbitration before a neutral arbitrator referred by the Judicial Arbitration and Mediation Service (“JAMS”). That arbitrator shall be selected by the parties from the list of proposed arbitrators referred by JAMS. The losing party to the arbitration will be responsible for paying all costs and attorneys fees.

EMPLOYEE

Date:

COMPANY

Date:	By:

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